Exhibit 99.1

FOR IMMEDIATE RELEASE

Editor’s Contact:
Steve Sturgeon
QLogic Corporation
Phone: 949/389-6268
steve.sturgeon@qlogic.com

Investor’s Contact:
Michael Roe
QLogic Corporation
Phone: 949/389-6440
michael.roe@qlogic.com

QLogic Announces Departure of Frank A. Calderoni

Tony Massetti, Vice President of Finance, to Assume CFO Responsibilities in Interim

ALISO VIEJO, Calif., Feb. 13, 2004 – QLogic Corp. (Nasdaq:QLGC), the company that powers storage area networks (SANs), today announced that senior vice president and CFO, Frank A. Calderoni, has resigned his position with QLogic effective upon completion of the current fiscal year in May, 2004.

QLogic will begin a search for Calderoni’s replacement immediately. Tony Massetti, vice president of Finance, will assume day-to-day financial management responsibilities for the company in the interim between Calderoni’s departure and the naming of his replacement. Massetti has more than 20 years of financial and accounting experience with several companies including IBM, and has served as QLogic vice president of Finance for nearly two years.

“Frank has been an important contributor in the continued growth of our business,” said H.K. Desai, president, CEO and chairman. “The board of directors and I are very appreciative of his leadership, dedication and expertise over the past two years and we are sorry to see him leave our team. Frank has built a strong finance organization along with sound financial processes and controls. I have full confidence in Tony’s ability to perform the CFO responsibilities during the interim period.”

“A variety of personal issues, including moving back to Northern California, necessitate my departure upon the completion of the current fiscal year,” said Calderoni. “I will work with Tony over the next few months to ensure an orderly transition, and I believe that the executive team at QLogic will continue to successfully execute, both strategically and operationally.”

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QLogic Announces Frank Calderoni Departure	Page 2

Powered by QLogic
Since 1993, over 50 million QLogic products have shipped inside servers, workstations, RAID subsystems, tape libraries, disk and tape drives. These products were delivered to small, medium and large enterprises around the world. Powering solutions from leading companies like Cisco, Dell, EMC, Fujitsu, Hitachi, HP, IBM, Network Appliance, Quantum, StorageTek and Sun Microsystems, the broad line of QLogic controller chips, host bus adapters, network switches and management software move data from storage devices through the network fabric to servers. A member of the S&P 500 and NASDAQ 100, QLogic was recently named to Fortune’s 100 Fastest Growing Companies list for the fourth consecutive year and to Forbes’ Best 200 Small Companies for the fifth consecutive year. In addition, QLogic was named to Business Week’s list of 100 Hot Growth Companies for 2003. For more information visit www.qlogic.com.

Note: All QLogic-issued press releases appear on the Company’s website (www.qlogic.com). Any announcement that does not appear on the QLogic website has not been issued by QLogic.

Disclaimer — Forward Looking Statements
This press release contains statements relating to future results of the Company (including certain beliefs and projections regarding business trends) that are “forward-looking statements” as defined within the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied in the forward-looking statements. The Company wishes to advise readers that these potential risks and uncertainties include, but are not limited to: the volatility of the Company’s stock price; fluctuations in operating results; the dependence on the storage area network market; the ability to maintain and gain market or industry acceptance of the Company’s products; the dependence on a limited number of customers and fluctuations or cancellations in orders from customers; the ability to compete effectively with other companies; a reduction in sales efforts by current distributors; the dependence on relationships with certain silicon chip suppliers and other subcontractors; the complexity of the Company’s products; terrorist activities and resulting military actions; international, economic, regulatory, political and other risks; changes in semiconductor foundry capacity; the ability to maintain or expand upon strategic alliances; the strain on resources caused by rapid growth and expansion; the ability to attract and retain key personnel; and the ability to protect proprietary rights or to satisfactorily resolve any infringement claims.

More detailed information on these and additional factors which could affect the Company’s operating and financial results are described in the Company’s Forms 10-K, 10-Q and other reports, filed or to be filed with the Securities and Exchange Commission. The Company urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the Company faces. The forward looking statements contained in this press release are made only as of the date hereof, and the Company undertakes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

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